Exhibit 10.2

LETTER AGREEMENT

January 27, 2016

Re: TMFS Holdings, Inc. Phantom Equity Agreement

Dear John:

As you know, TMFS Holdings, Inc. (the “Company”), Kansas City 727 Acquisition LLC (“727 LLC”), Financial Engines, Inc. (“Purchaser”) and certain other parties are entered into an Agreement and Plan of Mergers, dated as of the date hereof (the “Merger Agreement”). Concurrently with the Merger Agreement you entered into a letter agreement (the “PEP Letter Agreement”) which memorialized your agreement concerning certain modifications to the TMFS Holdings, Inc. Phantom Equity Agreement, dated as of November 26, 2013, by and among the Company, 727 LLC and you (the “Phantom Equity Agreement”) that will take place on the day prior to the consummation of the transactions contemplated by the Merger Agreement (the “Closing”). Pursuant to the PEP Letter Agreement, the parties thereto agreed to amend the term “Liquidity Payment” under the Phantom Equity Agreement and to provide for the form of payment. Unless otherwise defined in this letter agreement, capitalized terms used herein shall have the meanings assigned to them in the PEP Letter Agreement.

You and the undersigned agree that notwithstanding the terms or provisions of the Phantom Equity Plan, the Merger Agreement or the PEP Letter Agreement, the Company Obligation to pay the Liquidity Payment shall be satisfied at the times and pursuant to the conditions of the Merger Agreement by payment from 727 LLC to you of an amount of cash equal to (1) the cash portion of the Liquidity Payment, plus (2) an amount of cash equal to the value of the Purchaser Common Stock portion of the Liquidity Payment, and less (3) any applicable withholdings. Each share of Purchaser Common Stock shall have the value equal to the closing sales price of Purchaser Common Stock on The NASDAQ Stock Market on the Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Letter Agreement, or caused this Letter Agreement to be duly executed on their behalf, as of the day and year first above written.

FINANCIAL ENGINES, INC.

By:	/s/ Lawrence M. Raffone
Name:	Lawrence M. Raffone
Title:	President and CEO

JOHN BUNCH

/s/ John Bunch

[Signature Page to Letter Agreement]